EXHIBIT 10.3

GUARANTY

GUARANTY, dated as of March 4, 2005, by MK Resources Company (“Guarantor”), in favor of the Lender (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of March 4, 2005 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) between MK GOLD EXPLORATION B.V. (the “Borrower”) and Leucadia National Corporation (the “Lender”), the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Guarantor is the sole shareholder of the Borrower;

WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

WHEREAS, a condition precedent to the obligation of the Lender to make extensions of credit to the Borrower under the Credit Agreement is that the Guarantor shall have executed and delivered this Guaranty for the benefit of the Lender;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Guaranty

(a) To induce the Lender to make the Loans, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (the “Bankruptcy Code”), whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

(b) The Guarantor further agrees that, if (i) any payment made by the Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of collateral are required to be returned by the Lender to the Borrower, its estate, trustee, receiver or any other party, including the Guarantor, under any bankruptcy law, equitable cause or any other requirement of law, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder (and any Lien or other collateral

GUARANTY

MK GOLD EXPLORATION B.V.

securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other collateral securing the Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment (or any Lien or other collateral securing such obligation).

Section 2 Authorization; Other Agreements

The Lender is hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

(a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Lender or any of them, including any increase or decrease of principal or the rate of interest thereon;

(b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Lender or any of them;

(c) accept partial payments on the Obligations;

(d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

(f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

(g) apply to the Obligations any payment or recovery (x) from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from the Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

GUARANTY

MK GOLD EXPLORATION B.V.

(h) apply to the Obligations any payment or recovery from the Guarantor of the Obligations or any sum realized from security furnished by the Guarantor upon its indebtedness or obligations to the Lender or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

(i) refund at any time any payment received by the Lender in respect of any Obligation; provided, however, that the amount so refunded shall be fully guaranteed hereby regardless of whether this Guaranty shall have been cancelled or surrendered (or any collateral has been released or terminated by virtue thereof) prior to such refund (it being understood that such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded (and any collateral so released or terminated shall be reinstated with respect to such obligations));

even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of the Guarantor).

Section 3 Guaranty Absolute and Unconditional

The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a) the invalidity or unenforceability of any of the Borrower’s obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

(b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

(c) failure by the Lender to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any collateral;

(d) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

(e) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Lender’s claim (or claims) for repayment of the Obligations ;

(f) any use of cash collateral under Section 363 of the Bankruptcy Code;

(g) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(h) the avoidance of any Lien in favor of the Lender or any of them for any reason;

GUARANTY

MK GOLD EXPLORATION B.V.

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, the Guarantor or any of the Borrower’s Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

(j) failure by the Lender to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(k) any action taken by the Lender if such action is authorized hereby; or

(l) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

Section 4 Waivers

The Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. The Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitment has been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, the Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 5 Reliance

The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the Lender shall not have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event the Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Lender shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that the Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantor.

Section 6 Waiver of Subrogation and Contribution Rights

Until the Obligations have been irrevocably paid in full and the Commitment has been terminated, the Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Lender or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by the Guarantor in respect of the Obligations.

GUARANTY

MK GOLD EXPLORATION B.V.

Section 7 Subordination

The Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to the Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of the Guarantor Subordinated Debt at any time in contravention of the foregoing.

Section 8 Default; Remedies

The obligations of the Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Lender may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against the Guarantor. At any time after maturity of the Obligations, the Lender may (unless the Obligations have been irrevocably paid in full), without notice to the Guarantor and regardless of the acceptance of any collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from the Lender to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of the Lender or any of its respective Affiliates.

Section 9 Irrevocability

This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitment has been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Lender shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 10 Setoff

Upon the occurrence and during the continuance of an Event of Default, the Lender may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from the Lender to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor, at any time held by, or coming into, the possession of the Lender.

Section 11 No Marshalling

The Guarantor consents and agrees that neither the Lender nor any Person acting for or on behalf of the Lender shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.

GUARANTY

MK GOLD EXPLORATION B.V.

Section 12 Enforcement; Amendments; Waivers

No delay on the part of the Lender in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon the Lender, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by the Lender at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to the Lender shall not waive, affect or diminish any right of the Lender at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Lender, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by the Lender shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Lender permitted hereunder shall in any way affect or impair the Lender’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrower to the Lender shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

Section 13 Successors and Assigns

This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Lender and their respective successors and assigns; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

Section 14 Governing Law

This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 15 Submission to Jurisdiction; Service of Process

(a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

GUARANTY

MK GOLD EXPLORATION B.V.

(b) Nothing contained in this Section 15 (Submission to Jurisdiction; Service of Process) shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

(c) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase U.S. Dollars with such other currency at the spot rate of exchange quoted by Citibank, N.A. at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of U.S. Dollars, for delivery two Business Days thereafter.

Section 16 Certain Terms

The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 17 Waiver of Jury Trial

EACH OF THE LENDER AND THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 18 Notices

Any notice or other communication herein required or permitted shall be given as provided in Section 8.8 (Notices) of the Credit Agreement and, in the case of the Guarantor, to the Guarantor at it’s address set forth on the signature pages hereto.

Section 19 Severability

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

GUARANTY

MK GOLD EXPLORATION B.V.

Section 20 Collateral

The Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Dutch Agreement and Deed of Pledge, and covenants that it shall not grant any Lien with respect to its property in favor, or for the benefit, of any Person other than the Lender or the Lender under the MK Resources Credit Agreement.

Section 21 Costs and Expenses

The Guarantor agrees to pay or reimburse the Lender upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Lender in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 22 Waiver of Consequential Damages

EACH OF THE LENDER AND THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

Section 23 Entire Agreement

This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

MK RESOURCES COMPANY,
as Guarantor

By:	/s/ John Farmer
Name:	John Farmer
Title:	CFO

NOTICE ADDRESS:

MK Resources Company
60 East South Temple, Suite 1225
Salt Lake City, Utah 84014
Attn:	John Farmer
Fax:	(801) 297-6950
Tel:	(801) 297-6900

GUARANTY

MK GOLD EXPLORATION B.V.

ACKNOWLEDGED AND AGREED

as of the date first above written:

LEUCADIA NATIONAL CORPORATION
as the Lender

By:	/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President